UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2015
ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO  44143-1550
(Address of principal executive offices)
(216) 261-5000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 19, 2015, Associated Estates Realty Corporation (“Company”) entered into that certain Amendment No. 2, dated as of February 19, 2015 (the “Amendment”), to the Amended and Restated Shareholder Rights Agreement, dated as of December 20, 2008 (as previously amended, the “Rights Agreement”), by and between the Company and Wells Fargo Bank, National Association, as successor rights agent.

The Amendment accelerates the expiration of Company’s preferred stock purchase rights (the “Rights”) from the close of business on December 30, 2018 to the close of business on February 19, 2015 and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common shares pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2015, Albert T. Adams retired from the Board of Directors (the “Board”) and the remaining directors elected Jon A. Fosheim as a member of the Board to fill the vacancy. Mr. Fosheim will be entitled to receive non-employee director compensation as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2014.

In connection with Mr. Adams’ retirement, the Board agreed that the 5,727 restricted shares granted to Mr. Adams on May 7, 2014 would vest on a pro rata basis to the date of his retirement. Mr. Adams is otherwise entitled to receive non-employee director compensation, as disclosed in the Company’s definitive proxy statement, filed with the SEC on March 28, 2014, to the date of his retirement.

Mr. Fosheim was also appointed as a member of the Finance and Planning Committee of the Board.

A copy of the press release announcing Mr. Adams’ retirement and Mr. Fosheim’s election is incorporated by reference herein as Exhibit 99.1.

Item 8.01. Other Events.
On February 11, 2015, the Company submitted a letter to LANDandBUILDINGS. A copy of the letter is incorporated by reference herein as Exhibit 20.1.
Important Additional Information
Associated Estates, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Associated Estates shareholders in connection with the matters to be considered at Associated Estates’ 2015 Annual Meeting. Associated Estates intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Associated Estates shareholders. ASSOCIATED ESTATES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Associated Estates' directors and executive officers in Associated Estates shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Associated Estates' 2015 Annual Meeting. Information can also be found in Associated Estates' Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC on Feb. 18, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Associated Estates with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Associated Estates' website at www.associatedestates.com or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations, at (216) 797-8715.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit 4.1 Amendment No. 2, dated as of February 19, 2015, to the Amended and Restated Rights Agreement, dated as of December 20, 2008, by and between Company and Wells Fargo Bank, National Association, as successor rights agent.

Exhibit 20.1 Letter dated February 11, 2015 to LANDandBUILDINGS.
Exhibit 99.1 Press Release dated February 19, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

February 19, 2015	/s/ Lou Fatica
Lou Fatica, Senior Vice President,
Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1
Amendment No. 2, dated as of February 19, 2015, to the Amended and Restated Rights Agreement, dated as of December 20, 2008, by and between Associated Estates Realty Corporation Company and Wells Fargo Bank, National Association, as successor rights agent.

20.1	Letter dated February 11, 2015 to LANDandBUILDINGS.
99.1	Press Release dated February 19, 2015.